Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

Dated as of July 25, 2007

Among

APPLE HOSPITALITY FIVE, INC.

INLAND AMERICAN REAL ESTATE TRUST, INC.

and

INLAND AMERICAN ORCHARD HOTELS, INC.

TABLE OF CONTENTS

Page

ARTICLE I

THE MERGER

1

Section 1.1

The Merger

1

Section 1.2

Closing

1

Section 1.3

Effective Time

2

Section 1.4

Effects of the Merger

2

Section 1.5

Charter and By-Laws

2

Section 1.6

Directors

2

Section 1.7

Officers

2

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS  2

Section 2.1

Effect on Capital Stock

2

Section 2.2

Exchange Procedures

3

ARTICLE III

REPRESENTATIONS AND WARRANTIES

5

Section 3.1

Representations and Warranties of the Company

5

Section 3.2

Representations and Warranties of Buyer and Acquisition Sub

21

ARTICLE IV

COVENANTS

22

Section 4.1

Conduct of Business by the Company

22

Section 4.2

Negative Covenants

22

Section 4.3

Other Actions

25

ARTICLE V

ADDITIONAL COVENANTS

26

Section 5.1

Preparation of the Proxy Statement; Shareholders Meeting

26

Section 5.2

Access to Information; Confidentiality

27

Section 5.3

Best Efforts; Notification

27

Section 5.4

No Solicitation of Transactions

28

Section 5.5

Public Announcements

30

Section 5.6

Transfer and Gains Taxes

30

Section 5.7

Transfer Agreement

30

Section 5.8

Indemnification of Directors, Officers, Employees or Agents of the Company  30

Section 5.9

Financial Reporting Obligations

31

Section 5.10

Line of Credit Agreement

31

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TABLE OF CONTENTS

(continued)

Page

ARTICLE VI

CONDITIONS PRECEDENT

31

Section 6.1

Conditions to Each Party’s Obligation to Effect the Merger

31

Section 6.2

Conditions to Obligations of Buyer and Acquisition Sub

32

Section 6.3

Conditions to Obligation of the Company

33

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

34

Section 7.1

Termination

34

Section 7.2

Termination Fees

35

Section 7.3

Effect of Termination

39

Section 7.4

Amendment

39

Section 7.5

Extension; Waiver

39

ARTICLE VIII

GENERAL PROVISIONS

39

Section 8.1

Nonsurvival of Representations and Warranties

39

Section 8.2

Notices

40

Section 8.3

Interpretation

40

Section 8.4

Counterparts

41

Section 8.5

Entire Agreement; No Third-Party Beneficiaries

41

Section 8.6

Governing Law

41

Section 8.7

Assignment

41

Section 8.8

Enforcement

41

Section 8.9

Incorporation

41

Section 8.10

Non-Recourse; Limitation on Damages

42

Section 8.11

Expenses

42

Section 8.12

Severability

43

ARTICLE IX

CERTAIN DEFINITIONS

43

Section 9.1

Certain Definitions

43

Section 9.2

Other Defined Terms

45

-ii-

AGREEMENT AND PLAN OF MERGER (the “Agreement”), dated as of July 25, 2007, among Apple Hospitality Five, Inc., a Virginia corporation (the “Company”), Inland American Real Estate Trust, Inc., a Maryland corporation (“Buyer”) and Inland American Orchard Hotels, Inc., a Delaware corporation (“Acquisition Sub”) and a wholly-owned subsidiary of Inland American Lodging Corporation, a Delaware corporation which is a wholly-owned subsidiary of Inland American Lodging Group, Inc., a Delaware corporation which is a wholly-owned subsidiary of Buyer.  Buyer, Acquisition Sub and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

The Boards of Directors of Buyer and the Company have determined that it is advisable and in the best interest of their respective companies and their shareholders to consummate the transactions described herein, pursuant to which Acquisition Sub will merge with the Company and Acquisition Sub will be the surviving corporation (the “Surviving Corporation”) in such merger and each issued and outstanding share of capital stock of the Company will be converted into the right to receive cash as provided herein.  As an inducement to Buyer to enter this Agreement, each of the holders of Series B Convertible Shares has entered into a voting agreement (the “Voting Agreement”) pursuant to which such Person has agreed, among other things, to vote the Series B Convertible Shares held by such Person to approve this Agreement and the transactions contemplated hereby.  Certain terms used herein shall have the meanings assigned to them in Article IX.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the Parties agree as follows:

ARTICLE I
THE MERGER

Section 1.1

The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Stock Corporation Act (the “VSCA”) and the Delaware General Corporation Law (the “DGCL”), Acquisition Sub shall be merged (the “Merger”) with the Company at the Effective Time (as defined herein) in accordance with this Agreement and the Plan of Merger (the “Plan of Merger”) attached hereto as Exhibit A.  Following the Merger, the separate corporate existence of the Company shall cease and Acquisition Sub shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of the Company in accordance with the VSCA and DGCL.

Section 1.2

Closing.  The closing of the Merger will take place at a mutually agreeable time and place and on a date to be specified by the Parties, which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VI (the “Closing Date”).

Section 1.3

Effective Time.  As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Parties shall file articles of merger (the “Articles of Merger”) executed in accordance with Section 13.1-720 of the VSCA and a certificate of merger executed in accordance with Section 252 of the DGCL, respectively, and shall make all other filings or recordings required under the VSCA and the DGCL, respectively, to effect the Merger.  The Merger shall become effective at such time as a Certificate of Merger for the Merger has been issued by the State Corporation Commission of the Commonwealth of Virginia and a certification page has been issued by the Secretary of State of the State of Delaware, or at such later time as Acquisition Sub and the Company shall specify in the Articles of Merger (the time and the day the Merger becomes effective being, respectively, the “Effective Time” and the “Effective Date”), it being understood that the Parties shall cause the Effective Time to occur on the Closing Date.

Section 1.4

Effects of the Merger.  The Merger shall have the effects set forth in the VSCA and DGCL.

Section 1.5

Charter and By-Laws.  The Certificate of Incorporation and By-Laws of Acquisition Sub, in each case as in effect immediately prior to the Effective Time, shall become the Certificate of Incorporation and By-laws of the Surviving Corporation as of the Effective Time of the Merger.

Section 1.6

Directors.  The directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.7

Officers.  The officers of Acquisition Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

Section 2.1

Effect on Capital Stock.

(a)

By virtue of the Merger and without any action on the part of the holder of any outstanding capital stock of the Company, at the Effective Time:

(i)

each Share (other than Shares which are Dissenting Shares (as defined herein)) shall be converted into the right to receive $14.05 in cash (the “Merger Consideration”) per Share without any interest thereon; and

(ii)

all such Shares shall no longer be outstanding and shall automatically be cancelled and retired.

(b)

By virtue of the Merger and without any action on the part of the holder of any Company Option, each such option shall be cancelled at the Effective Time in exchange for a cash payment by the Company to be made on the Closing Date of an amount of cash equal to the product of (i) the number of Units subject to such option and (ii) the difference between $14.05 and the per Unit exercise price set forth in such option.

(c)

By virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, $.01 par value, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall automatically be converted into and thereafter represent one validly issued, fully paid and nonassessable common share, $.01 par value, of the Surviving Corporation, so that thereafter Buyer will be the sole and exclusive owner of the outstanding capital stock of the Surviving Corporation.

Section 2.2

Exchange Procedures.

(a)

Paying Agent.  Prior to the Effective Time, Buyer shall enter into a Paying Agent Agreement, in form and reasonably satisfactory to the Company, with American Stock Transfer and Trust Company, or such other bank or trust company that Buyer and the Company agree to (the “Paying Agent”), pursuant to which the Paying Agent shall act as paying agent for the payment of the Merger Consideration for the issued and outstanding Shares.

(b)

Provision of Shares.  Buyer shall provide (i) to the Paying Agent on or before the Effective Time, for the benefit of the holders of Shares, sufficient cash to be paid for the issued and outstanding Shares pursuant to Section 2.1 and (ii) to the Company on or before the Effective Time sufficient cash to enable the Company to pay all amounts payable pursuant to Section 2.1(b) (such cash being hereinafter referred to as the “Surviving Corporation Fund”).

(c)

Exchange Procedures.  Prior to the Effective Time, the Company shall mail to each holder of record of outstanding Shares a letter of transmittal (which shall be in a form and have such other provisions as Buyer and the Company may reasonably agree prior to the Effective Time) to be used for surrendering Shares for payment of the Merger Consideration.

(d)

No Further Ownership Rights in the Company Capital Stock.  The Merger Consideration paid upon surrender of each Share in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to Shares, subject, however, to the obligation of Buyer to pay, without interest and not more than 60 days following the Effective Time, any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time and have not been paid prior to such surrender, and there shall be no further registration of transfers on the stock transfer books of the Company of Shares which were outstanding immediately prior to the Effective Time.

(e)

No Liability.  None of Buyer, Acquisition Sub, the Company or the Paying Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.  Any portion of the Merger Consideration delivered to the Paying Agent pursuant to this Agreement that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Paying Agent to Buyer, upon demand, and any holders of Shares which have not been surrendered as contemplated by Section 2.2 shall thereafter look only to Buyer for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.  Any portion of the Surviving Corporation Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Body shall, to the extent permitted by Applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.  None of Buyer, the Company, Paying Agent or the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

(f)

Withholding Rights.  Buyer or the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as Buyer or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign tax law.  To the extent that amounts are so withheld by Buyer or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, as the case may be, in respect of which such deduction and withholding was made by Buyer or the Paying Agent.

(g)

Dissenting Shares.  Notwithstanding anything in this Agreement to the contrary, holders of Shares who have properly exercised, perfected and not subsequently withdrawn or lost their dissenters’ rights with respect thereto in accordance with Article 15 of the VSCA (the “Dissenting Shares”) shall not have any of such Shares converted into the right to receive, or become exchangeable for, the Merger Consideration.  The holders of such Shares shall be entitled to receive payment of the fair value of such shares in accordance with the provisions of such Article 15 of the VSCA unless and until such holders fail to perfect or shall have effectively withdrawn or lost their dissenters’ rights under Article 15 of the VSCA.  If, after the Effective Time, any such holder fails to perfect or shall have effectively withdrawn or lost such right, each of such holder’s Shares shall thereupon be treated as if it had been converted into the right to receive, and become exchangeable for, at the Effective Time, the Merger Consideration, without interest thereon, as provided in Section 2.1 hereof.  Buyer shall be responsible for all payments to be made under such Article 15 of the VSCA in respect of Dissenting Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1

Representations and Warranties of the Company.  The Company represents and warrants to Buyer as follows:

(a)

Organization, Standing and Corporate Power of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Virginia and has the requisite corporate power and authority to carry on its business as now being conducted.  The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operations or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Company Material Adverse Effect (as defined herein).  For purposes of this Agreement, “Company Material Adverse Effect” shall mean, any circumstances, developments, effect, event, or change that is materially adverse to the business, properties, assets, financial condition or results of operations of the Company or the Company Subsidiaries (as defined herein), on a consolidated basis taken as a whole, other than circumstance, development, effects, events or changes arising out of or resulting from (a) changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, (b) changes in general legal, regulatory, political, economic or business conditions or changes in GAAP (as defined herein) that, in each case, generally affect the hospitality industry, (c) the negotiation, execution, announcement or performance of this Agreement or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, lenders, partners or employees, (d) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement or (e) earthquakes, hurricanes or other natural disasters.  For purposes of this Agreement, “Company Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture or other legal entity of which the Company (either directly or through or together with another Company Subsidiary) owns any capital stock or other equity interests of such entity.

(b)

The Company Subsidiaries.  Schedule 3.1(b) to the Company Disclosure Letter (as defined herein) sets forth each Company Subsidiary and the ownership interest therein of the Company.  Except as set forth in Schedule 3.1(b) to the Company Disclosure Letter, (i) all the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued, are fully paid and nonassessable and are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”) and (ii) all equity interests in each Company Subsidiary that is a partnership or limited liability company are owned by the Company, by another Company Subsidiary or by the Company and another Company Subsidiary, free and clear of all Liens.  Each Company Subsidiary that is a corporation is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to carry on its business as now being conducted and each Company Subsidiary that is a partnership or limited liability company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to carry on its business as now being conducted.  Each Company Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, operation or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, would not have a Company Material Adverse Effect.  Except for interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns directly or indirectly any capital stock or other equity interest in any Person.

(c)

Capital Structure.  The authorized capital stock of the Company consists of 200,000,000 common shares, no par value (the “Common Shares”), 200,000,000 Series A Preferred Shares, no par value (the “Series A Preferred Shares” and together with the Common Shares, the “Units”), 240,000 Series B Convertible Preferred Shares, no par value (the “Series B Convertible Shares”) and 15,000,000 other preferred shares (the “Other Preferred Shares”).  On the date hereof, (i) 45,320,278 Common Shares, 45,320,278 Series A Preferred Shares, 240,000 Series B Convertible Shares and no Other Preferred Shares were issued and outstanding, (ii) 2,708,409 Units were available for issuance under the Stock Incentive Plans, and (iii) 235,047 Units were reserved for issuance upon exercise of outstanding stock options to purchase Units granted under the Stock Incentive Plans or otherwise (the “Company Options”).  The 240,000 outstanding Series B Convertible Shares are convertible into a total of 2,907,415 Common Shares for a total of 48,227,693 Shares outstanding.  Schedule 3.1(c) of the Company Disclosure Letter is a true and complete list, as of the date hereof, of all outstanding options under the Stock Incentive Plans, the number of Units subject to each such option, the exercise price, date of grant and the names and addresses of holders thereof.  On the date of this Agreement, except as set forth above in this Section 3.1(c), no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding.  All outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.  Except (A) for the Series A Preferred Shares, the Series B Convertible Shares and the Company Options, (B) as set forth in Schedule 3.1(c) to the Company Disclosure Letter, and (C) as otherwise permitted under Section 4.1, there are no outstanding securities, options, stock appreciation rights, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which such entity is bound, obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, voting securities or other ownership interests of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

(d)

Authority; Noncontravention; Consents.

(i)

The Company has the requisite corporate power and authority to enter into this Agreement and, subject to approval of the Merger, this Agreement and the other transactions contemplated hereby by the affirmative vote, in each case as a separate voting group, of (i) a majority of the outstanding Common Shares, (ii) more than two-thirds of the outstanding Series A Preferred Shares, (iii) more than two-thirds of the outstanding Series B Convertible Shares, and (iv) a majority of the total of the (x) outstanding Common Shares plus (y) Common Shares represented by the Series B Convertible Shares voting on an as-converted basis (the “Company Shareholder Approval”), to consummate the Merger and the other transactions contemplated by this Agreement.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, subject to receipt of the Company Shareholder Approval.  This Agreement has been duly executed and delivered by the Company and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity, whether considered in a proceeding at law or in equity.

(ii)

Except as set forth in Schedule 3.1(d) to the Company Disclosure Letter, the execution and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Articles of Incorporation or By-laws of the Company or the comparable charter or organizational documents or partnership or similar agreement (as the case may be) of any Company Subsidiary, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, franchise agreement, license agreement or other agreement or instrument applicable to the Company or any Company Subsidiary or their respective properties or assets (it being understood that no representation is being given as to whether the Surviving Corporation or any subsidiary will be in compliance with any financial covenants contained therein following the Merger) or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation (collectively, “Laws”) applicable to the Company or any Company Subsidiary, or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate would not (y) have a Company Material Adverse Effect or (z) reasonably be expected to prevent the ability of the Company to consummate the Merger or the other transactions contemplated hereby.

(iii)

No consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency (a “Governmental Entity”), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of any of the transactions contemplated hereby and thereby, except for (i) the filings with the Securities and Exchange Commission (the “SEC”) of (y) the preliminary and definitive proxy materials relating to the shareholders’ meeting (the “Company Shareholders Meeting”) for the Company Shareholder Approval (such proxy materials, as amended or supplemented from time to time, the “Proxy Statement”), and (z) such reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement, (ii) the filing of Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia and the Secretary of State of the State of Delaware, (iii) such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and any Company Subsidiary are qualified or licensed to do business, and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings (A) as are set forth in Schedule 3.1(d) to the Company Disclosure Letter or (B) which, if not obtained or made, would not reasonably be expected, individually or in the aggregate, to result in a Company Material Adverse Effect.

(e)

SEC Documents; Financial Statements.

(i)

The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2003 (as amended through the date hereof, the “Company SEC Documents”).  All of the Company SEC Documents (other than preliminary material), as of their respective filing dates, complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents.  None of the Company SEC Documents at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later filed the Company SEC Documents.

(ii)

The consolidated financial statements of the Company included in the Company SEC Documents (including the related notes) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (including, without limitation, Regulation S-X), have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) (except, in the case of interim financial statements, as permitted by Forms 10-Q or 8-K of the SEC) applied on a consistent basis during the periods and at the dates involved (except as may be indicated in the notes thereto) and fairly presented, in accordance with the applicable requirements of GAAP, the consolidated financial condition of the Company and the Company Subsidiaries taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to notes and normal year-end adjustments).  The Company has no Company Subsidiary which is not consolidated for accounting purposes.

(f)

Absence of Certain Changes or Events.  Except as disclosed in the Company SEC Documents or in Schedule 3.1(f) to the Company Disclosure Letter, since December 31, 2006 (the “Company Financial Statement Date”) and through the date of this Agreement, the Company and the Company Subsidiaries have conducted their respective businesses only in the ordinary course and there has not been (a) any change in the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, that has resulted or would result, individually or in the aggregate, in a Company Material Adverse Effect, nor has there been any occurrence or circumstance that with the passage of time would reasonably be expected to result in a Company Material Adverse Effect, (b) except for regular distributions (in the case of the Company) not in excess of $0.0758333 per Share with customary record and payment dates, any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company’s capital stock, (c) any split, combination or reclassification of any of the Company’s capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, or giving the right to acquire by exchange or exercise, shares of its beneficial interest or any issuance of an ownership interest in, any Company Subsidiary except as contemplated by this Agreement, (d) any issuance of Company Options or restricted shares of the capital stock of the Company, (e) any damage, destruction or loss, whether or not covered by insurance, that has or would have a Company Material Adverse Effect, (f) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been disclosed in the Company SEC Documents or required by a change in GAAP or regulatory accounting principles or (g)

any amendment of any employment, consulting, severance, retention or any other agreement between the Company and any officer or director of the Company.

(g)

Legal Proceedings; Orders.  Except as disclosed in the Company SEC Documents or in Schedule 3.1(g) to the Company Disclosure Letter, and other than personal injury and other routine tort litigation arising from the ordinary course of operations of the Company and the Company Subsidiaries which is covered by adequate insurance, there is no suit, action, Order or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary that, individually or in the aggregate, could reasonably be expected to (i) have a Company Material Adverse Effect or (ii) prevent the consummation of the Merger or any of the other transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any such effect.

(h)

Taxes.

(i)

Each of the Company and each Company Subsidiary has timely filed all material Tax Returns (as defined herein) and reports required to be filed by it (after giving effect to any filing extension properly granted by a Governmental Entity having authority to do so).  Each such Tax Return is true, correct and complete in all material respects.  The Company and each Company Subsidiary have paid (or the Company has paid on their behalf), within the time and manner prescribed by law, all material Taxes (as defined herein) reflected on each such Tax Return.  For purposes of this Agreement, “Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment withholding, property, sales, excise or other tax or governmental charges of any nature whatsoever, together with any penalties, interest or additions thereto and “Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(ii)

The Company (A) for all of its taxable years commencing with the year ending December 31, 2003 through the most recent December 31, has been subject to taxation as a real estate investment trust (“REIT”) under the Code within the meaning of Section 856 of the Code and has satisfied the requirements to qualify as a REIT for such years, (B) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for its tax year ending December 31, 2007 or ending upon Closing if earlier, and (C) has not taken or omitted to take any action which could reasonably be expected to result in a challenge to its status as a REIT, and, to the Company’s Knowledge, no such challenge is pending or threatened.  Each Company Subsidiary which is a partnership or that files Tax Returns as a partnership for federal income tax purposes has, since inception, been classified for federal income tax purposes as a partnership and not as a corporation or as an association taxable as a corporation.

(iii)

Except as may be set forth in Schedule 3.1(h)(iii) to the Company Disclosure Letter, neither the Company nor any Company Subsidiary is a party to any pending action or proceeding by any Governmental Entity for assessment or collection of Taxes, and no claim for assessment or collection of taxes has been asserted against it.

(iv)

The Company does not have any earnings and profits attributable to the Company or any other corporation for any non-REIT year within the meaning of Section 857 of the Code.

(v)

Neither the Company nor any Company Subsidiary has made any payments, or is obligated to make any payments, or is a party to an agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Code with respect to any taxable year for which Tax Returns have not been filed.

(vi)

Except as disclosed in Schedule 3.1(h)(vi) to the Company Disclosure Letter, the most recent financial statements contained in the Company SEC Documents filed prior to the date hereof reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof through the date of such financial statements, except for failures to reflect an adequate reserve that would not cause a Company Material Adverse Effect. Taxes payable by the Company and the Company Subsidiaries on the Closing Date will not exceed such reserve in any material respects as adjusted through the Closing Date in accordance with the past custom and practice of any of the Company and the Company Subsidiaries in filing their Tax Returns.  True and complete copies of all federal Tax Returns that have been filed with the IRS by the Company or a Company Subsidiary with respect to the taxable years commencing on or after January 1, 2002, have been provided or made available to representatives of Buyer prior to the date hereof.  None of the Company and the Company Subsidiaries has executed or filed with the IRS or any other Taxing Authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including any applicable statute of limitation), which waiver or extension is currently in effect, and, except as set forth in Schedule 3.1(h)(vi) of the Company Disclosure Letter, no power of attorney with respect to any Tax matter is currently in force with respect to any of the Company and the Company Subsidiaries.

(vii)

Except as set forth on Schedule 3.1(h)(vii) to the Company Disclosure Letter, all material deficiencies asserted in writing or written assessments made with respect to any of the Company and the Company Subsidiaries by the IRS or any other Taxing Authority covering or including any of the Company and the Company Subsidiaries have been fully paid, and, to the Knowledge of the Company, there are no other material audits, examinations or other proceedings relating to any Taxes of the Company and the Company

Subsidiaries by any Taxing Authority in progress.  Except as set forth in Schedule 3.1(h)(vii) of the Company Disclosure Letter, none of the Company and the Company Subsidiaries has received any written notice from any Taxing Authority that it intends to conduct such an audit, examination or other proceeding in respect of material Taxes or make any assessment for material Taxes.  To the Knowledge of the Company and the Company Subsidiaries, no audit, examination, or other proceeding is threatened.  None of the Company and the Company Subsidiaries is a party to any material litigation or pending litigation or administrative proceeding relating to Taxes.

(viii)

The Company and the Company Subsidiaries have complied, in all material respects, with all applicable Legal Requirements relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any foreign Legal Requirements) and have duly and timely withheld and have paid over to the appropriate Taxing Authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Legal Requirements.

(ix)

No claim has been made in a writing delivered to the Company or any Company Subsidiary by a Taxing Authority in a jurisdiction where any of the Company and the Company Subsidiaries does not file Tax Returns that any of the Company and the Company Subsidiaries is or may be subject to taxation by that jurisdiction, and to the Knowledge of the Company and the Company Subsidiaries, no such claim is threatened.

(x)

None of the Company and the Company Subsidiaries is a party to any Tax sharing or similar agreement or arrangement pursuant to which it could have any obligations after the Closing.  There are no Encumbrances for Taxes (other than Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP) upon any of the assets of any of the Company and the Company Subsidiaries.  There is no Tax Protection Agreement currently in force and, as of the date of this Agreement, no Person has raised in writing, or to the Knowledge of the Company and the Company Subsidiaries, threatened to raise, a claim against any of the Company and the Company Subsidiaries for any breach of any Tax Protection Agreement.  None of the Company and the Company Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) of the Code or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code.  None of the Company and the Company Subsidiaries has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

(xi)

As used herein, “Tax Protection Agreement” means any written or oral agreement to which any of the Company and the Company Subsidiaries is a party or otherwise subject pursuant to which: (a) any liability to holders of partnership interests in any Company Subsidiary relating to Taxes may arise, whether or not as a result of the consummation of any of the Contemplated Transactions; (b) in connection with the deferral of income Taxes of a holder of partnership interests of any Company Subsidiary, any of the Company and the Company Subsidiaries has agreed to (i) maintain a minimum level of debt or continue a particular debt or allocate a certain amount of debt to a particular partner, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections and/or (iv) only dispose of assets in a particular manner.

(i)

No Loans or Payments to Employees, Officers or Directors.  Except as set forth in the Company SEC Documents, or Schedule 3.1(i) to the Company Disclosure Letter or as otherwise specifically provided for in this Agreement, there is no (i) loan outstanding from or to any employee, officer or director of the Company, (ii) employment or severance contract or other arrangement with respect to severance with respect to any employee, officer or director of the Company or any Company Subsidiary, or (iii) any agreement to appoint or nominate any Person as a director of the Company.

(j)

Brokers.  No broker, investment banker, financial advisor or other Person, other than Wachovia Capital Markets, LLC (“Wachovia”), the fees and expenses of which, as set forth in a letter agreement between the Company and Wachovia (a true and complete copy of which has been provided by the Company to Buyer), have previously been disclosed to Buyer, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

(k)

Permits; Compliance with Laws.  The Company, the Company Subsidiaries or the management companies for the Company’s properties own and/or possess all permits, licenses, variances, authorizations, exemptions, orders, registrations and approvals of all Governmental Entities (the “Permits”) which are required for the ownership and present operation of the Company’s properties, except where the failure to have such Permits would not have a Company Material Adverse Effect.  Each of the Company, the Company Subsidiaries and, to the Company’s Knowledge, the management companies referred to above is, and since January 1, 2004, has been, in compliance in all material respects with the terms of the Permits and all such Permits are in full force and effect and the Company has received no notice that any suspension, modification or revocation of any of them is pending or, to the Knowledge of the Company, threatened nor, to the Knowledge of the Company, do grounds exist for any such action except for such suspensions, modifications or revocations as would not have a Company Material Adverse Effect.

Except as disclosed in the Company SEC Documents and except as set forth in Schedule 3.1(k) to the Company Disclosure Letter, neither the Company nor any of the Company Subsidiaries has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business, properties or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(l)

Contracts.

(i)

Except for Contracts which are entered into by a third-party manager on behalf of the Company pursuant to any Management Agreement Document (as defined herein) or Contracts which the Company was required to enter into pursuant to the terms of a Management Agreement Document, Schedule 3.1(l)(i) of the Company Disclosure Letter contains a list of the following Contracts the Company or any Company Subsidiary is party thereto as of the date hereof:

(A)

any lease of real or personal property, with third parties other than the Company or any Company Subsidiary, providing for annual rentals of $100,000 or more;

(B)

any Contract for the purchase of materials, supplies, goods, services, equipment or other assets that is not terminable without material penalty on 30 days’ notice by the Company or the Company Subsidiaries and that provides for or is reasonably likely to require either (1) annual payments from the Company and the Company Subsidiaries of $100,000 or more, or (2) aggregate payments from the Company and the Company Subsidiaries of $150,000 or more;

(C)

any partnership, limited liability company agreement, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture which is not a Company Subsidiary;

(D)

any Contract under which indebtedness for borrowed money is outstanding in an amount in excess of $400,000 (including guarantees) or may be incurred or pursuant to which any property or asset of the Company or any Company Subsidiary is mortgaged, pledged or otherwise subject to a Lien, or any Contract restricting the incurrence of indebtedness or the incurrence of Liens or restricting the payment of dividends or the transfer of any Company Property;

(E)

any Contract currently required to be filed as an exhibit to the Company’s Annual Report on Form 10–K pursuant to Item 601(b)(10) of Regulation S–K under the Securities Act;

(F)

any Contract that purports to limit in any respect the right of the Company or the Company Subsidiaries or any Affiliate

of the Company (1) to engage in any line of business, or (2) to compete with any person or operate in any location;

(G)

any Contract providing for the sale or exchange of, or option to sell or exchange, any Company Property, or for the purchase or exchange of, or option to purchase or exchange, any real estate entered into in the past two years or in respect of which the applicable transaction had not been consummated;

(H)

any Contract entered into in the past two years or in respect of which the applicable transaction had not been consummated for the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets (other than Contracts referenced in clause (G) of this Section 3.1(l)(i)) or capital stock or other equity interests of another person for aggregate consideration in excess of $100,000, in each case other than in the Ordinary Course of Business;

(I)

any Contract pursuant to which the Company, any Company Subsidiary or any other Person manages any real property;

(J)

other than Contracts for ordinary repair and maintenance, any Contract relating to the development or construction of, or additions or expansions to, the Company Properties, under which the Company or any Company Subsidiary has, or expects to incur, an obligation in excess of $100,000 in the aggregate that has not been satisfied as of the date hereof;

(K)

any advertising or other promotional Contract providing for payment by the Company or any Company Subsidiary of $100,000 or more;

(L)

any Contract to which the Company or any Company Subsidiary has continuing indemnification obligations relating to the settlement or proposed settlement of any proceeding, which involves the issuance of equity securities or the payment of an amount, in any such case, having a value of more than $100,000;

(M)

any license, royalty or other Contract concerning Intellectual Property which is material to the Company and the Company Subsidiaries; and

(N)

any Contract (other than Contracts referenced in clauses (A) through (M) of this Section 3.1(l)(i)) which by its terms calls for payments by or liability of the Company or any

Company Subsidiary in excess of $150,000 other than any Contract under this clause (N) that, by its terms, is terminable within six months of this Agreement (without termination fee or penalty).  The Contracts described in clauses (A) through (N) and those required to be identified in Schedule 3.1(l)(i) to the Company Disclosure Letter, the Franchise Agreements and the Management Agreement Documents, in each case together with all exhibits and schedules thereto being, the “Material Contracts.”

(ii)

Except for such breaches and defaults as would not result in a Company Material Adverse Effect, (A) neither the Company nor any Company Subsidiary is and, to the Company’s Knowledge, no other party is in breach or violation of, or default under, any Material Contract, (B) none of the Company or any of the Company Subsidiaries has received any claim of default under any such Material Contract, and (C) no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both).  Each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect.  The Company has made available to Buyer true and complete copies of all Material Contracts, including any amendments or supplements thereto.

(iii)

Except as disclosed in the Company’s proxy statement filed on April 3, 2007 with the SEC, there are no Contracts or material transactions between the Company or any Company Subsidiary, on the one hand, and any (A) officer or director of the Company or any Company Subsidiary, (B) record or beneficial owner of 5% or more of the voting securities of the Company, or (C) associate (as defined in Rule 12b-2 under the Exchange Act) or affiliate of any such officer, director or record or beneficial owner, on the other hand.

(m)

Environmental Matters.  Except as disclosed in the environmental audits/reports listed in Schedule 3.1(m) to the Company Disclosure Letter: (i) the Company and each Company Subsidiary have obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required in respect of its business, operations, assets or properties under any applicable Environmental Law (as defined herein) and the Company and each Company Subsidiary is in compliance in all material respects with the terms and conditions of all such licenses, permits, authorizations, approvals and consents and with any applicable Laws of any Governmental Entity relating to human health, safety or protection of the environment (“Environmental Laws”) except for violations and failures to comply which would not, individually or in the aggregate, have a Company Material Adverse Effect; (ii) neither the Company nor any Company Subsidiary has been notified in writing that it is a potentially responsible party, under CERCLA or any similar law of any state, locality, or any other jurisdiction; and (iii) neither the Company nor any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any outstanding judgment, decree or judicial order relating to compliance with Environmental Laws or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous

Substances (as defined herein) with any Governmental Entity and, to the Knowledge of the Company, no investigation, litigation or other proceeding is pending or threatened with respect thereto.  For purposes of this Agreement, “Hazardous Substance” shall mean any element, pollutant, contaminant, waste, compound, substance or material of any nature whatsoever (including, without limitation, any product) that is listed, classified or regulated pursuant to any Environmental Law or the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law, including, without limitation, any petroleum product, by-product or additive, asbestos, asbestos-containing material, polychlorinated biphenyls, radioactive materials, volatile organic compound, petroleum or petroleum products (including crude oil and any fraction thereof) or hazardous air pollutant.  To the Company’s Knowledge, the Company has made available to Buyer true and complete copies of all final environmental reports and audits that are within its or any Company Subsidiary’s possession or control, and to the Company’s Knowledge, no other final environmental reports or audits exist that have been delivered to the Company by any environmental consultant retained by the Company with respect to the Company, any Company Subsidiary or any Company Property.

(n)

The Company Properties.

(i)

Schedule 3.1(n)(i) to the Company Disclosure Letter lists each hotel (collectively, the “Owned Hotels”), and other parcels of real property currently owned by the Company or any Company Subsidiary, and sets forth the Company or applicable Company Subsidiary owning such property (the “Company Properties”).  Except as disclosed in title insurance policies and reports (and the documents or surveys referenced in such policies and reports) referenced in Schedule 3.1(n)(i) to the Company Disclosure Letter (copies of such policies and reports were made available for review to Buyer):  (A) the Company or a Company Subsidiary owns fee simple title to each of the Company Properties, free and clear of Liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title (“Encumbrances”) except for Encumbrances securing obligations disclosed in the consolidated balance sheets included in the Company SEC Documents, mechanics and materialmen’s liens for amounts incurred in the Ordinary Course of Business and which are not yet due and payable or are being contested in good faith, Encumbrances for Taxes not yet due and payable or which are being contested in good faith and for which the Company has made adequate provision in accordance with GAAP, and easements, rights of way, restrictive covenants and other non-monetary Encumbrances which individually, or in the aggregate, could not reasonably be expected to have a Company Material Adverse Effect; (B) except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received written notice of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Company Properties issued by any Governmental Entity; and (C) except as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has received notice to the effect that there are (1) condemnation or rezoning proceedings that are pending or threatened with respect to any of the Company Properties or (2) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the Company Properties or by the continued maintenance, operation or use of the parking areas.

(ii)

Schedule 3.1(n)(ii) to the Company Disclosure Letter lists each franchise, license or other similar agreement providing the right to utilize a brand name or other rights of a hotel chain or system at any Company Property and sets forth the Company or any such Company Subsidiary party to such agreement, the date of such agreement and each amendment, guaranty, or other agreement binding on the Company or any Company Subsidiary and relating thereto (collectively, the “Franchise Agreements”).  True, correct and complete copies of each Franchise Agreement have been made available to Buyer.  Each Franchise Agreement is valid, binding and in full force and effect as against the Company or the Company Subsidiaries and, to the Company’s Knowledge, as against the other party thereto.  As of the date hereof, neither the Company nor any Company Subsidiary owes any termination, cancellation or other similar fees or any liquidated damages to any third party franchisor.

(iii)

Schedule 3.1(n)(iii) to the Company Disclosure Letter lists each management agreement pursuant to which any third party manages or operates any Company Property on behalf of the Company or any Company Subsidiary, and describes the property that is subject to such management agreement, the Company or the Company Subsidiary that is a party, the date of such management agreement and each material amendment, guaranty or other agreement binding on the Company or any Company Subsidiary and relating thereto (collectively, the “Management Agreement Documents”).  True, correct and complete copies of all Management Agreement Documents have been made available to Buyer.  Each of the Management Agreement Documents is valid, binding and in full force and effect as against the Company or the Company Subsidiaries and, to the Company’s Knowledge, as against the other party thereto.  As of the date hereof, neither the Company nor any Company Subsidiary owes any termination, cancellation or other similar fees or any liquidated damages to any third party manager or operator.

(iv)

Except as set forth on Schedule 3.1(n)(iv) of the Company Disclosure Letter, the Company has not received written notice of any latent defects or adverse physical conditions affecting any Company Property or the improvements thereon, except as would not individually or in the aggregate have a Company Material Adverse Effect.

(o)

Personal Property.  Except as set forth on Schedule 3.1(o) of the Company Disclosure Letter, the Company and the Company Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all personal Company and Company Subsidiary assets owned, used or held for use by them.  Neither the Company’s nor any Company Subsidiary’s ownership of in any such personal property is subject to any Liens, other than Liens that, individually or in the aggregate, would not have a Company Material Adverse Effect.

(p)

Books and Records.

(i)

The books of account and other financial records of the Company and each Company Subsidiary are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the Company SEC Documents.

(ii)

The Company has previously delivered or made available to Buyer true and correct copies of the articles of incorporation and by-laws of the Company, as amended to date, and the articles of incorporation, by-laws, organization documents and partnership agreements, as the case may be, of each Company Subsidiary, and all amendments thereto.

(iii)

The minute books and other records of corporate or partnership proceedings of the Company and each Company Subsidiary that have previously been made available to Buyer, contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and directors and any committees of the Board of Directors of the Company and each Company Subsidiary which is a corporation.

(q)

Labor Matters.  Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization.  There is no unfair labor practice or labor arbitration proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary relating to their business, except for any such proceeding as would not have a Company Material Adverse Effect.  To the Knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any Company Subsidiary.

(r)

Vote Required.  The only vote of the holders of any class or series of the Company’s capital stock necessary (under Applicable Law or otherwise) to approve the Merger, this Agreement and the other transactions contemplated hereby is the Company Shareholder Approval.

(s)

Insurance.  Schedule 3.1(s) to the Company Disclosure Letter sets forth a complete and correct list of all material insurance policies owned or held by the Company and each Company Subsidiary, true and complete copies of which have been made available to Buyer, except for those master policies held by Hilton Hotels.  There is no claim by the Company or any Company Subsidiary pending under any such policies which (i) has been denied or disputed by the insurer other than denials and disputes in the Ordinary Course of Business or (ii) if not paid, would have a Company Material Adverse

Effect.  With respect to each such insurance policy, to the Knowledge of the Company, (A) the policy is legal, valid, binding and enforceable in accordance with its terms and is in full force and effect; (B) neither the Company nor any Company Subsidiary is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, under the policy; (C) as of the date hereof no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation; (D) as of the date hereof no notice of cancellation or termination has been received; and (E) the policy is sufficient for compliance with all material requirements of Law and the express requirements of all material Contracts to which the Company or the Company Subsidiaries are parties or otherwise bound.  The Company and the Company Subsidiaries maintain policies or binders of insurance covering risks and events and in amounts adequate for their respective businesses and operations to the extent customary in the industry in which they operate.

(t)

Intellectual Property.  To the Knowledge of the Company (i) the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not infringe upon or misappropriate the Intellectual Property rights of any third party, and no claim has been asserted to the Company or any Company Subsidiary that the conduct of the business of the Company and the Company Subsidiaries as currently conducted infringes upon or may infringe upon or misappropriates the Intellectual Property rights of any third party except for any such infringement, misappropriation or claim that individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; (ii) the Company or a Company Subsidiary owns or is licensed to use or otherwise has the right to use all Intellectual Property as currently used in the operation of its respective business, in accordance with the terms of any applicable license agreement except where the failure to possess or have adequate rights to use such properties individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect.

(u)

Disclosure.  No representation or warranty of the Company in this Agreement and no statement in the Company Disclosure Letter contains any material untrue statement or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made and when such documents are read together in their entirety, not misleading.

(v)

Advisory Agreement and Brokerage Services Agreement.  Both the Advisory Agreement dated as of January 3, 2003 by and between Apple Hospitality Five Advisors, Inc. and the Company and the agreement between the Company and Apple Suites Realty Group, Inc. dated January 3, 2003 to provide brokerage services for the acquisition and disposition of the Company’s real estate assets have been terminated and are no longer in effect, and the Company has no outstanding obligations or liabilities, contingent or otherwise, outstanding under either of these agreements.

(w)

Loans to Related Parties.  Neither the Company nor any Company Subsidiary has made any material loans or advances to any employee, director, consultant or independent contractor, other than routine travel and expense advances made to employees in the Ordinary Course of Business.

Section 3.2

Representations and Warranties of Buyer and Acquisition Sub.  Buyer and Acquisition Sub represent and warrant to the Company as follows:

(a)

Organization and Corporate Power.  Each of Buyer and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business as now being conducted.

(b)

Authority; Noncontravention; Consents.  Each of Buyer and Acquisition Sub have the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Buyer and Acquisition Sub and the consummation by Buyer and Acquisition Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Acquisition Sub and no other corporate action or proceedings on the part of Buyer or Acquisition Sub are necessary with respect thereto.  This Agreement has been duly executed and delivered by Buyer and Acquisition Sub and constitutes valid and binding obligations of Buyer and Acquisition Sub, enforceable against Buyer and Acquisition Sub in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.  The execution and delivery of this Agreement by Buyer and Acquisition Sub do not, and the consummation of the transactions contemplated hereby and compliance by Buyer and Acquisition Sub with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under (i) the articles of incorporation or by-laws of Buyer or Acquisition Sub, each as amended or supplemented to the date of this Agreement, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, license or other agreement applicable to Buyer or Acquisition Sub or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any Laws applicable to Buyer or Acquisition Sub or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a material adverse effect on the ability of Buyer or Acquisition Sub to consummate the Merger or the other transactions contemplated hereby.  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Buyer or Acquisition Sub in connection with the execution and delivery of this Agreement by Buyer or Acquisition Sub or the consummation by Buyer or Acquisition Sub of any of the transactions contemplated hereby, except for the filing of the Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia and the Secretary of State of the State of Delaware.

(c)

Financing.  Buyer and Acquisition Sub have on the date of execution of this Agreement and will have on the Closing Date sufficient available and unencumbered funds to pay the aggregate Merger Consideration and all fees and expenses required to be paid in connection with the Merger and the transactions contemplated hereby, and has cash on hand necessary to consummate the transactions contemplated hereby.

(d)

Brokers.  No broker, investment banker, financial advisor or other Person, other than Inland American Business Manager & Advisor, Inc.  is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer or Acquisition Sub.

(e)

Information Supplied.  None of the information supplied or to be supplied by Buyer specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date it is first mailed to the holders of Units and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE IV
COVENANTS

Section 4.1

Conduct of Business by the Company.  Except as set forth on Schedule 4.1, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each Company Subsidiary to, carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its current business organization, goodwill, ongoing businesses and its status as a REIT within the meaning of the Code.  In addition to the foregoing, as promptly as reasonably practicable following the date of this Agreement, the Company shall terminate the Company’s Dividend Reinvestment Plan and the Company’s Unit Redemption Program.

Section 4.2

Negative Covenants.  Without limiting the generality of the covenants of Section 4.1, the following additional restrictions shall apply:  During the period from the date of this Agreement to the Effective Time, except as set forth in Schedule 4.2 to the Company Disclosure Letter or as otherwise contemplated by this Agreement, or as consented to in writing by Buyer, the Company shall not (and shall not authorize or commit or agree to), and shall cause each Company Subsidiary, not to (and not to authorize or commit or agree to):

(a)

(i) except for two regular monthly dividend payments not in excess of $0.0758333 per Share, declare, set aside or pay any dividends on, or make any other distributions in respect of, any shares of capital stock of the Company; (ii) split, combine or reclassify any capital stock or partnership interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of such capital stock or partnership interests or (iii) purchase, redeem or otherwise acquire any shares of capital stock of the Company.

(b)

amend the articles of incorporation or by-laws of the Company;

(c)

make or rescind any tax election (unless required by law or necessary to preserve the Company’s status as a REIT or the status of any Company Subsidiary that is a partnership for federal tax purposes);

(d)

(i) change in any material manner any of its methods, principles or practices of accounting in effect at the Company Financial Statement Date, or (ii) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except in the case of settlements or compromises in an amount not to exceed, individually or in the aggregate, $1,000,000 or (iii) change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns for the taxable years prior to and including the taxable year ending December 31, 2006, except, in the case of clause (i), as may be required by the SEC, Applicable Law or GAAP and with notice thereof to Buyer;

(e)

issue, deliver or sell, grant or pledge, encumber, assign, purchase or dispose of any option or other right in respect of, any shares of capital stock or debt securities, any other voting or redeemable securities of the Company or any Company Subsidiary or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or redeemable or convertible securities except to the Company or a Company Subsidiary;

(f)

make, undertake or enter into any new commitments obligating the Company or any Company Subsidiary to (i) except for discretionary capital expenditures by the manager of any Company Property or capital expenditures for emergency situations, make, capital expenditures in excess of $50,000 for a specific project or $500,000 in the aggregate over the capital expenditures budget, (ii) undertake any substantial renovation or rehabilitation of any Company Property, except as contemplated by the capital expenditures budget, (iii) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (each, a “Commitment”) for the acquisition of any real property, including by the acquisition of equity securities in an entity that holds any such real property, or other transaction, or amend any Commitment in any material respect, (iv) commence construction of, or enter into any Commitment to develop or construct, other real estate projects, (v) incur indebtedness (secured or unsecured) other than under the Line of Credit Agreement or (vi) modify, amend, terminate or enter into any commitment to modify, amend or terminate any indebtedness in existence as of the date hereof, except to the extent otherwise permitted by this Agreement;

(g)

except for the sale of the Marriott Suites Las Vegas in Las Vegas, Nevada the net proceeds of which sale together with credits for furniture, fixtures and equipment (FF&E) and working capital must be at least $87,500,000, sell, lease, mortgage, subject to Lien or otherwise dispose of any of the Company Properties, including by the disposition or issuance of equity securities in an entity that owns any Company Property;

(h)

sell, lease, mortgage, subject to Lien or otherwise dispose of any of its personal or intangible property, except in transactions made in the Ordinary Course of Business and which are not material, individually or in the aggregate;

(i)

(i) assume or guarantee the indebtedness of another Person, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, (ii) except under the Company’s Line of Credit Agreement, prepay, refinance or amend any existing indebtedness or (iii) make any loans, advances, capital contributions or investments in any other Person or any Company Subsidiary, other than loans, advances, capital contributions or investments in Company Subsidiaries in existence on the date hereof;

(j)

pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms, of liabilities reflected or reserved against in the Company Balance Sheet or incurred in the Ordinary Course of Business;

(k)

settle or compromise any material litigation where the Company is a defendant, including any shareholder derivative or class action claims other than settlements or compromises for litigation providing solely for the payment of money damages where the amount paid (after reduction by any insurance proceeds actually received or appropriate credits are applied from self-insurance reserves) by the Company and any Company Subsidiary in settlement or compromise does not exceed $100,000;

(l)

except as otherwise permitted by this Agreement, authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the Company Subsidiaries;

(m)

adopt a shareholder rights plan;

(n)

terminate, allow to lapse or fail to renew or maintain in place any insurance coverage maintained by the Company and the Company Subsidiaries on the date hereof, unless the Company, the Company Subsidiaries or Buyer enter into comparable insurance policies or agreements prior to any such termination, lapse or failure to renew;

(o)

amend or terminate, or waive compliance with the terms of or breaches under, or assign any material rights or claims under, any term of any Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been a Material Contract or would otherwise have been required to be listed in the Schedules to the Company Disclosure Letter;

(p)

authorize or direct any property managers to amend, modify, terminate or allow to lapse any material Permit, including any liquor license;

(q)

open or close any existing or new hotel operation;

(r)

except for Apple Fund Management, LLC, hire any employees or enter into any employment, collective bargaining, change of control, severance or bonus agreements or arrangements or increase the compensation or benefits payable to, or change of control, severance or bonus arrangements applicable to, officers or employees other than cost of living increases or merit based increases in the Ordinary Course of Business or as required by law or enter into or adopt a new employee benefit plan or amend or terminate any Company benefit plan except as required by Applicable Law;

(s)

settle any stockholder derivative or class action claims arising out of or in connection with the Merger or the other transactions contemplated hereby;

(t)

except for agreements terminated or transferred pursuant to the Transfer Agreement described in Section 6.2(d), enter into or amend or otherwise  modify any material agreement or arrangement with Persons that are affiliates or related parties or, as of the date hereof, are officers, directors or employees of the Company or any Company Subsidiary;

(u)

enter into, or amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability with respect thereto;

(v)

amend any material Tax Return in any material respect;

(w)

fail to (i) duly and timely file all material reports, Tax Returns and other material documents required to be filed with all Governmental Entities and other authorities, subject to extensions permitted by Law, provided the Company notifies Buyer and its counsel that it is availing itself of such extensions and provided such extensions do not adversely affect the Company’s status as a qualified REIT under the Code or (ii) cause all such reports and other documents to be complete and accurate in all material respects when filed;

(x)

fail to pay any material Taxes or other material debts when due;

(y)

authorize or suffer to permit any material Lien to be placed on or recorded against any Company Property; or

(z)

agree or commit to take any action inconsistent with the foregoing.

Section 4.3

Other Actions.  Each of the Company and Buyer shall not, and shall cause its subsidiaries not to, take any action that would result in (i) any of the representations and warranties of such party (without giving effect to any “Knowledge” qualification) set forth in this Agreement that are qualified as to materiality becoming untrue in any material respect, (ii) any of such representations and warranties (without giving effect to any “Knowledge” qualification) that are not so qualified becoming untrue in any respect or (iii) except as contemplated by Section 5.4, any of the conditions to the Merger set forth in Article VI not being satisfied.

ARTICLE V
ADDITIONAL COVENANTS

Section 5.1

Preparation of the Proxy Statement; Shareholders Meeting.

(a)

As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and file with the SEC (and Buyer shall cooperate and participate in the preparation of) the Proxy Statement.  The Company shall use its commercially reasonable efforts to have the Proxy Statement “cleared” by the SEC’s staff for mailing in connection with the Company Shareholders Meeting as promptly as reasonably practicable after such filing.  As promptly as reasonably practicable after the Proxy Statement is cleared by the SEC, the Company shall cause the Proxy Statement (in definitive form) to be mailed to the holders of the Units.

(b)

If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company, or with respect to other information regarding the Company in the Proxy Statement or (ii) any event with respect to Buyer, or with respect to information supplied by Buyer for inclusion in the Proxy Statement, in either case, which event is required to be described in an amendment of, or a supplement to, the Proxy Statement, such event promptly shall be so described by the Company to Buyer or by Buyer to the Company, as the case may be, and such amendment or supplement shall be promptly filed by the Company with the SEC and, as required by law, disseminated to the holders of the Units.

(c)

The Company shall promptly notify Buyer of the receipt of any comments from the SEC or its staff or any other appropriate government official and of any requests by the SEC or its staff or any other appropriate government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and the other transactions contemplated hereby or for additional information, and shall supply Buyer with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff or any other appropriate government official, on the other hand, with respect thereto.  The Company shall use its commercially reasonable efforts to respond to any comments of the SEC with respect to the Proxy Statement as promptly as reasonably practicable after the receipt thereof.  Buyer shall cooperate with the Company and provide to the Company all information about Buyer necessary to prepare the Proxy Statement.

(d)

Subject to Section 5.4, the Company shall, as promptly as reasonably practicable after the Proxy Statement is cleared by the SEC, duly call, give notice of, convene and hold the Company Shareholders Meeting in accordance with the VSCA, DGCL, its Articles of Incorporation and its By-laws, as applicable.  Subject to Section 5.4, the Company shall solicit proxies from the holders of the Shares in favor of approval of this Agreement and shall take all other lawful action reasonably practicable to obtain the Company Shareholder Approval.

(e)

The Proxy Statement shall include the recommendation of the Board of Directors of the Company to the shareholders of the Company that they vote in favor of the Merger, this Agreement and the other transactions contemplated hereby, subject to Section 5.4.

(f)

Neither the Proxy Statement nor any other documents to be filed with the SEC by Company in connection with the Contemplated Transactions will, as of the date filed with the SEC and at all relevant times under Applicable Law, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  All other documents to be filed with the SEC in connection with the Contemplated Transactions that are filed by Company will comply as to form in all material respects with the requirements of Applicable Law.

Section 5.2

Access to Information; Confidentiality.  Subject to the requirements of confidentiality agreements with third parties, upon 48 hours prior written notice, the Company shall, and shall cause each Company Subsidiary to, afford to Buyer and its officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all of the Company’s properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each Company Subsidiary to, furnish promptly to Buyer (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as Buyer may reasonably request.  Buyer and Acquisition Sub shall hold any nonpublic information concerning the Company in confidence in accordance with the Confidentiality Agreement, which shall remain in full force and effect pursuant to the terms thereof, notwithstanding the execution and delivery of this Agreement or the termination hereof.  Buyer and Acquisition Sub shall comply with the terms of the Confidentiality Agreement with respect to any nonpublic information concerning the Company provided to their respective officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates.

Section 5.3

Best Efforts; Notification.

(a)

Upon the terms and subject to the conditions set forth in this Agreement, each of Buyer, Acquisition Sub and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to fulfill all conditions applicable to such party pursuant to this Agreement and to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval, waiver or exemption from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the

Merger, this Agreement or the consummation of any of the other transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by and to fully carry out the purposes of this Agreement.  Buyer shall be responsible for obtaining all necessary consents, approvals, waivers or exemptions from non-governmental third parties under the Company’s loan, management and franchise agreements listed on Schedule 5.3(a) to the Company’s Disclosure Letter (including the payment by Buyer of all fees and expenses required in connection with such loan, management and franchise agreements), such consents, approvals, waivers or exemptions to be in form reasonably satisfactory to the Company, and the Company shall cooperate with Buyer in connection with obtaining such consents, approvals, waivers or exemptions.  In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary so that no “fair price,” “business combination,” “moratorium,” “control share acquisition” or any other anti-takeover statute or similar statute enacted under state or federal laws of the United States or similar statute or regulation (a “Takeover Statute”) is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to the Merger, this Agreement, or any of the other transactions contemplated hereby, take all action necessary so that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on the Merger or the consummation of any of the other transactions contemplated hereby.

(b)

The Company shall give prompt notice to Buyer and Acquisition Sub, and Buyer and Acquisition Sub shall give prompt notice to the Company, if (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becomes untrue or inaccurate in any material respect or any such representation or warranty that is not so qualified becomes untrue or inaccurate in any respect or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement.  No notice given pursuant to this Section 5.3 will contain any material fact or untrue statement or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

Section 5.4

No Solicitation of Transactions.

(a)

Subject to Section 5.4(b), the Company shall not directly or indirectly, through any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative, initiate or solicit (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined herein), or authorize any of its officers, directors, employees, agents, attorneys, investment bankers, financial advisors, accountants, brokers, finders or other representatives to take any such action.  The Company shall notify Buyer in writing (as promptly as practicable) of all of the material details relating to all inquiries and proposals which it or, to its Knowledge, any such officer, director, employee, agent, investment banker, financial advisor, attorney, accountant, broker, finder or other representative may receive relating to any transaction that constitutes, or may reasonably be expected to lead to, any Competing Transaction and if such inquiry or proposal is in writing, the Company shall deliver to Buyer a copy of such inquiry or proposal.  For purposes of this Agreement, “Competing Transaction” shall mean any of the following (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or similar transaction involving the Company (or any of its Subsidiaries); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 35% or more (based upon the depreciated carrying cost of the assets on the books of the Company) of the assets of the Company and the Company Subsidiaries taken as a whole in a single transaction or series of related transactions; or (iii) any tender offer or exchange offer for 35% or more of the outstanding shares of capital stock of the Company (or any Company Subsidiary) or the filing of a registration statement under the Securities Act in connection therewith.

Any action taken or disclosure that the Company may be required to make with respect to a Competing Transaction in order to comply with its duties to shareholders imposed by Applicable Law or Rule 14d-9 or Rule 14e-2 of the Exchange Act will not constitute a violation of this Section 5.4.

(b)

Notwithstanding Section 5.4(a) or any other provision of this Agreement to the contrary, the following actions may be taken to the extent a majority of the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that such action is required by its fiduciary obligations under Applicable Law:

(i)

the Company may, in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to itself pursuant to a confidentiality agreement no less favorable to itself than the provisions of the Confidentiality Agreement (other than those relating to any standstill provisions contained therein) to, any Person in connection with a Competing Transaction proposed by such Person; and

(ii)

the Board of Directors may approve or recommend (and in connection therewith withdraw or modify its approval of this Agreement and the Merger) a Superior Competing Transaction (as defined herein) or enter into an agreement with respect to such Superior Competing Transaction.

For purposes of this Agreement, “Superior Competing Transaction” shall mean a bona fide proposal of a Competing Transaction made by a third party which a majority of the Board of Directors of the Company determines in good faith (after consultation with its investment banking firm) to be more favorable generally to its shareholders than the Merger.

Section 5.5

Public Announcements.  Buyer and the Company will consult with each other before issuing, and provide executive officers of each other the opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated hereby, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Applicable Law or court process.  The Parties agree that the initial press release to be issued with respect to the execution of this Agreement will be in the form agreed to by the Parties hereto.

Section 5.6

Transfer and Gains Taxes.  Buyer and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the Merger (together with any related interests, penalties or additions to tax, “Transfer and Gains Taxes”).

Section 5.7

Transfer Agreement.  The Company shall execute the Transfer Agreement with Apple REIT Six, Inc., Buyer and Apple Six Advisors, Inc. described in Section 6.2(d) dated as of the Closing Date.

Section 5.8

Indemnification of Directors, Officers, Employees or Agents of the Company.

(a)

Indemnification Rights.  From and after the Effective Time, Buyer shall indemnify the present and former directors, employees, officers or agents of the Company and any Company Subsidiary who at any time prior to the Effective Time were entitled to indemnification under the Articles of Incorporation or Bylaws of the Company existing on the date hereof to the same extent as such directors, officers, employees or agents are entitled to indemnification under such Articles of Incorporation or Bylaws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

(b)

Liability Coverage.  The Surviving Corporation shall obtain and maintain for a period of six years from and after the Effective Time “run-off” or “tail” director and officer liability coverage to the directors and officers of the Company and any Company Subsidiary without reduction of existing coverage under, and having terms not less favorable to the insured Persons, than the director and officer liability insurance coverage presently maintained by the Company provided, however, that in no event shall the Surviving Corporation be required to expend annually in excess of two hundred and fifty percent (250%) of the annual premium currently paid by the Company under the Current Policies (the “Insurance Amount”); provided, further, however, that if the premium of such insurance coverage exceeds the Insurance Amount, the Surviving Corporation shall be obligated to maintain a policy with the greatest coverage available for a cost not exceeding the Insurance Amount.  Buyer shall pay or cause the Surviving Corporation to pay for all premiums under such insurance coverage contemplated by this Section 5.8(b) not exceeding the Insurance Amount.

(c)

Articles of Incorporation and By-laws.  The Articles of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors, officers or agents of the Company and any Company Subsidiary than are presently set forth in the Articles of Incorporation and By-laws of the Company.

(d)

Successors and Assigns.  The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each indemnified party, his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of Buyer and the Surviving Corporation.  Buyer agrees to pay all costs and expenses (including fees and expenses of counsel) that may be incurred by any indemnified party or his or her heirs or his or her personal representatives in successfully enforcing the indemnity or other obligations of Buyer or the Surviving Corporation under this Section 5.8.  The provisions of this Section 5.8 shall survive the Merger and are in addition to any other rights to which an indemnified party may be entitled.  In the event that Buyer, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, the successors and assigns of such entity shall assume the obligations set forth in this Section 5.8, which obligations are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each indemnified party covered hereby.

Section 5.9

Financial Reporting Obligations.  Between the date of this Agreement and the Closing Date, Company will furnish to Buyer as soon as practicable at the end of each fiscal month, but in no event later than forty-five (45) days after the end of each fiscal month, unaudited consolidated balance sheets of Company as of the end of such month, and unaudited consolidated statements of income and cash flow of Company for each such month, all of which shall be prepared in a manner consistent with the preparation of the financial statements referenced in Section 3.1(e) hereof, with such statements accompanied by a brief narrative description of Company’s business activities and financial results during said month prepared by its Chief Financial Officer.  On the Closing Date, the Company shall have in cash or cash equivalents an amount at least equal to $87,500,000 less the Company’s expenses (not to exceed $9 million) in connection with the Contemplated Transactions, and such amount shall be certified by the Chief Executive Officer and the Chief Financial Officer.

Section 5.10

Line of Credit Agreement.  On or prior to the Closing Date, the Company will pay down its outstanding balance and all interest accrued thereon under the Line of Credit Agreement and will terminate the Line of Credit Agreement.

ARTICLE VI
CONDITIONS PRECEDENT

Section 6.1

Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligation of the Company and Buyer to effect the Merger and to consummate the other transactions contemplated hereby is subject to the satisfaction or waiver on or prior to the Effective Time of the following conditions:

(a)

The Company Shareholder Approval.  The Company Shareholder Approval shall have been obtained.

(b)

No Injunctions or Restraints.  No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger or any of the other transactions contemplated hereby shall be in effect.

(c)

Certain Actions and Consents.  All material actions by or in respect of or filings with any Governmental Entity required for the consummation of the Merger or any of the other transactions contemplated hereby shall have been obtained or made, and any waiting period under applicable Laws shall have expired or been terminated.

Section 6.2

Conditions to Obligations of Buyer and Acquisition Sub.  The obligations of Buyer and Acquisition Sub to effect the Merger and to consummate the other transactions contemplated hereby are further subject to the following conditions, any one or more of which may be waived by Buyer:

(a)

Representations and Warranties.  The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and Buyer shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.  This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of the Company to be true and correct as of the Closing Date if (i) such failure (without giving effect to any materiality qualification or standard contained in any such representation or warranty), either individually or in the aggregate with any other such failures, would not be reasonably likely to result in a Company Material Adverse Effect or (ii) Buyer had Knowledge of such failure prior to the execution of this Agreement.

(b)

Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(c)

Absence of Changes.  From the date of this Agreement through the Effective Time, there shall have been no Company Material Adverse Effect and Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer or the chief financial officer of the Company to such effect.

(d)

Transfer Agreement.  Apple REIT Six, Inc., Apple Six Advisors, Inc. and the Company shall have executed that certain Transfer Agreement attached hereto as Exhibit B.

(e)

Consents.  Each of the consents identified in Schedule 6.2(e) shall have been obtained and a true, correct and complete copy of each Consent shall have been delivered to Buyer at or prior to the Effective Time.

(f)

Exercise of Dissenters’ Rights.  Holders of not more than five percent (5%) of the issued and outstanding Company Common Shares on an aggregate basis shall have properly demanded appraisal under any appraisal or other “dissenters’ rights” statute applicable to the Contemplated Transactions.

(g)

Line of Credit Agreement.  The Line of Credit Agreement shall have been terminated.

(h)

Cash and Cash Equivalents as of Closing.  On the Closing Date, the Company shall have in cash or cash equivalents at least equal to $87,500,000 less the Company’s expenses (not to exceed $9 million) in connection with the Contemplated Transactions, and such amount shall be certified by the Chief Executive Officer and the Chief Financial Officer.

(i)

Tax Opinion.  Buyer and Acquisition Sub shall have received a tax opinion of McGuireWoods LLP, tax counsel to the Company (or other nationally recognized tax counsel to the Company reasonably satisfactory to Buyer), substantially in the form attached hereto as Exhibit C and dated as of the Effective Date, opining that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with the year ending on December 31, 2003 through its taxable year ending on or before the Effective Date.  Such opinion shall be based, in part, on customary assumptions and customary factual representations of the Company.

Section 6.3

Conditions to Obligation of the Company.  The obligations of the Company to effect the Merger and to consummate the other transactions contemplated hereby are further subject to the following conditions, any one or more of which may be waived by the Company:

(a)

Representations and Warranties.  The representations and warranties of Buyer and Acquisition Sub set forth in this Agreement shall be true and correct as of the Closing Date, as though made on and as of the Closing Date, except to the extent the representation or warranty is expressly limited by its terms to another date, and the Company shall have received a certificate (which certificate may be qualified by knowledge to the same extent as such representations and warranties are so qualified) signed on behalf of Buyer by the chief executive officer or the chief financial officer of Buyer to such effect.  This condition shall be deemed satisfied notwithstanding any failure of a representation or warranty of Buyer to be true and correct as of the Closing Date if such failure (without giving effect to any materiality qualification or standard contained in any such representation or warranty), either individually or in the aggregate with any other such failures, would not be reasonably likely to result in a material adverse effect on the ability of Buyer or Acquisition Sub to perform their respective obligations under this Agreement.

(b)

Performance of Obligations of Buyer and Acquisition Sub.  Buyer and Acquisition Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and the Company shall have received a certificate of Buyer signed on behalf of Buyer by the chief executive officer or the chief financial officer of such party to such effect.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

Section 7.1

Termination.  Subject to the provisions of this Article VII, this Agreement may be terminated at any time prior to the filing of the Articles of Merger with the State Corporation Commission of the Commonwealth of Virginia, whether before or after the Company Shareholder Approval is obtained:

(a)

by mutual written consent duly authorized by the respective Boards of Directors of Buyer and the Company;

(b)

by Buyer, by notice to the Company, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by the Outside Date (as otherwise extended);

(c)

by the Company, by notice to the Buyer, upon a breach of any representation, warranty, covenant or agreement on the part of Buyer set forth in this Agreement, or if any representation or warranty of Buyer shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by the Outside Date (as otherwise extended);

(d)

by either Buyer or the Company, by notice to the other, if any judgment, injunction, order, decree or action by any Governmental Entity of competent authority preventing the consummation of the Merger shall have become final and nonappealable;

(e)

by either Buyer or the Company, by notice to the other, if the Merger shall not have been consummated on or before the Outside Date; provided, however, that a party that has willfully and materially breached a representation, warranty or covenant of such party set forth in this Agreement shall not be entitled to exercise its right to terminate under this Section 7.1(e);

(f)

by either Buyer or the Company, by notice to the other, if, upon a vote at a duly held Company Shareholders Meeting or any adjournment thereof, the Company Shareholder Approval shall not have been obtained;

(g)

by the Company prior to obtaining the Company Shareholder Approval, by notice to the Buyer, if the Company and the Company Subsidiaries have not breached or violated Section 5.3 in any material respect but only if (i) after providing a written notice to Buyer of the Superior Competing Transaction, (ii) in light of such Superior Competing Transaction a majority of the members of the Company’s board of directors not affiliated with the Buyer shall have determined in good faith, after consultation with outside counsel, that the failure to withdraw, qualify or modify the recommendation of the Company’s board of directors to approve the Contemplated Transactions would be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company Shareholders under applicable Legal Requirements, (iii) the Company shall have promptly notified Buyer in writing of the determinations described in clause (ii) above, (iv) at least three (3) business days following receipt by Buyer of the notice pursuant to clause (iii) above, and taking into account any revised proposal made by Buyer following receipt of such notice, a majority of the members of the Company’s board of directors not affiliated with the Buyer has concluded such Superior Competing Transaction remains a Superior Competing Transaction and has again made the determinations referred to in clause (ii) above, and (v) the Company has paid the Company Termination Fee and the Buyer Expenses pursuant to Section 7.2 simultaneously with such termination (any purported termination pursuant to this Section 7.1(g) shall be void and of no force or effect unless the Company shall have made such payment); or

(h)

by Buyer, by notice to the Company, if a Company Triggering Event shall have occurred.

Section 7.2

Termination Fees.

(a)

If (A) the Company terminates this Agreement pursuant to Section 7.1(g) or (B) Buyer terminates this Agreement pursuant to Section 7.1(b) or Section 7.1(h), the Company shall pay Buyer in accordance with Section 7.2(f) in the case of a termination pursuant to clause (B) above, as promptly as practicable following such termination (and, in any event, within two (2) business days following such termination), and in the case of a termination pursuant to clause (A) above, at or prior to the time of, and as a condition to the effectiveness of, such termination, in each case, an amount equal to the sum of (x) a termination fee of fifteen million dollars ($15,000,000) (the “Company Termination Fee”) and (y) the aggregate amount of the fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees, investment banking fees, incremental overhead expenses, costs and expenses related to interest rate hedges, filing fees and printing and mailing expenses) that have been paid or that become payable by or on behalf of Buyer in connection with the preparation, negotiation and enforcement of this Agreement and otherwise in connection with the Contemplated Transactions, not to exceed five hundred thousand dollars ($500,000) (the “Buyer Expenses”).

(b)

If the Company terminates this Agreement pursuant to Section 7.1(c), then Buyer shall pay the Company in accordance with Section 7.2(g) as promptly as practicable following such termination (and, in any event, within two (2) business days following such termination) an amount equal to the sum of (x) a termination fee of fifteen million dollars ($15,000,000) (the “Buyer Termination Fee”) and (y) the aggregate amount of the fees and expenses (including all attorneys’ fees, accountants’ fees, financial advisory fees, investment banking fees, incremental overhead expenses, costs and expenses related to interest rate hedges, filing fees and printing and mailing expenses) that have been paid or that become payable by or on behalf of the Company in connection with the preparation, negotiation and enforcement of this Agreement and otherwise in connection with the Contemplated Transactions, not to exceed five hundred thousand dollars ($500,000) (the “Company Expenses”).

(c)

If the Company terminates this Agreement pursuant to Section 7.1(f), then the Company shall pay to Buyer in accordance with Section 7.2(f) at or prior to the time of, and as a condition to the effectiveness of, such termination, in each case, an amount equal to the aggregate Buyer Expenses.

(d)

 If the Company terminates this Agreement pursuant to Section 7.1(e) or if the Company or Buyer terminates this Agreement pursuant to Section 7.1(f) and (A) a Competing Transaction shall have been made to the Company or publicly announced prior to such termination date, and (B) within twelve (12) months thereafter, the Company enters into an acquisition agreement with respect to a Competing Transaction which is consummated or a Competing Transaction (whether or not such Competing Transaction was the same as that referred to in clause A) is consummated within such 12 month period, then the Company shall pay to Buyer in accordance with Section 7.2(f), within two (2) business days after such Competing Transaction is consummated, an amount equal to the Company Termination Fee and, if not previously paid pursuant to Section 7.2(c), the Buyer Expenses.

(e)

Except as provided in Section 7.2(f), any amount payable under this Section 7.2 shall be paid by a wire transfer of immediately available funds pursuant to appropriate wire transfer instructions provided by the Party to whom the amount is owed.

(f)

In the event that the Company is obligated to pay any of the Company Termination Fee or the Buyer Expenses, the Company shall pay to Buyer, from the Company Termination Fee and Buyer Expenses deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Company Termination Fee and the Buyer Expenses and (ii) the sum of (A) the maximum amount that can be paid to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(H) or 856(c)(3)(I) of the Code (“Qualifying Income”), as determined by Buyer’s independent public accountants, plus (B) in the event Buyer receives either (x) a letter from Buyer’s counsel indicating that Buyer has received a ruling from the IRS described below in this Section 7.2(f) (but in any case not to increase the amount of the Company Termination Fee or Buyer Expenses) or (y) an opinion from

Buyer’s outside counsel as described below in this Section 7.2(f), an amount equal to the Company Termination Fee and the Buyer Expenses less the amount payable under clause (A) above.  To secure the Company’s obligation to pay these amounts, the Company shall deposit into escrow an amount in cash equal to the Company Termination Fee and the Buyer Expenses (as applicable) with an escrow agent selected by the Company and on such terms (subject to this Section 7.2(f)) as shall be mutually agreed upon by the Company, Buyer and the escrow agent.  The payment or deposit into escrow of the Company Termination Fee and the Buyer Expenses (as applicable) pursuant to this Section 7.2(f) shall be made at the time the Company is obligated to pay Buyer such amounts pursuant to this Section 7.2 by wire transfer or bank check.  The escrow agreement shall provide that the Company Termination Fee and the Buyer Expenses in escrow or any portion thereof shall not be released to Buyer unless the escrow agent receives any one or combination of the following: (i) a letter from Buyer’s independent public accountants indicating the maximum amount that can be paid by the escrow agent to Buyer without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from Buyer’s accountants revising that amount, in which case the escrow agent shall release such amount to Buyer, or (ii) a letter from Buyer’s counsel indicating that Buyer received a ruling from the IRS holding that the receipt by Buyer of the Company Termination Fee and the Buyer Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, Buyer’s outside counsel has rendered a legal opinion to the effect that the receipt by Buyer of the Company Termination Fee and the Buyer Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Company Termination Fee and the Buyer Expenses to Buyer.  The Company agrees to amend this Section 7.2(f) at the reasonable request of Buyer in order to (i) maximize the portion of the Company Termination Fee and the Buyer Expenses that may be distributed to Buyer hereunder without causing Buyer to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve Buyer’s chances of securing a favorable ruling described in this Section 7.2(f) or (iii) assist Buyer in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.2(f).  The escrow agreement shall also provide that any portion of the Company Termination Fee and the Buyer Expenses held in escrow for five (5) years shall be released by the escrow agent to the Company.  The Company shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

(g)

In the event that Buyer is obligated to pay any of the Buyer Termination Fee or the Company Expenses, Buyer shall pay to the Company, from the Buyer Termination Fee and Company Expenses deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Buyer Termination Fee and the Company Expenses and (ii) the sum of (A) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income, as determined by the Company’s independent public accountants, plus (B) in the event the Company receives either (x) a letter from the Company’s counsel indicating that Buyer has received a ruling from the IRS described below in this Section 7.2(g) (but in any case not to increase the amount of the Buyer Termination Fee or the Company Expenses) or (y) an opinion from the Company’s outside counsel as described below in this Section 7.2(g), an amount equal to the Buyer Termination Fee and the Company Expenses less the amount payable under clause (A) above.  To secure the Buyer’s obligation to pay these amounts, Buyer shall deposit into escrow an amount in cash equal to the Buyer Termination Fee and the Company Expenses (as applicable) with an escrow agent selected by the Buyer and on such terms (subject to this Section 7.2(g)) as shall be mutually agreed upon by the Company, Buyer and the escrow agent.  The payment or deposit into escrow of the Buyer Termination Fee and the Company Expenses (as applicable) pursuant to this Section 7.2(g) shall be made at the time Buyer is obligated to pay the Company such amounts pursuant to this Section 7.2 by wire transfer or bank check.  The escrow agreement shall provide that the Buyer Termination Fee and the Company Expenses in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent public accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s counsel indicating that the Company received a ruling from the IRS holding that the receipt by the Company of the Buyer Termination Fee and the Company Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s outside counsel has rendered a legal opinion to the effect that the receipt by the Company of the Buyer Termination Fee and the Company Expenses would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Buyer Termination Fee and the Company Expenses to the Company.  Buyer agrees to amend this Section 7.2(g) at the reasonable request of the Company in order to (i) maximize the portion of the Buyer Termination Fee and the Company Expenses that may be distributed to the Company hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (ii) improve the Company’s chances of securing a favorable ruling described in this Section 7.2(g), (iii) assist the Company in obtaining a favorable legal opinion from its outside counsel as described in this Section 7.2(g).  The escrow agreement shall also provide that any portion of the Buyer Termination Fee and the Company Expenses held in escrow for five (5) years shall be released by the escrow agent to Buyer.  Buyer shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement.

(h)

In the event that the Company is required to pay the Company Termination Fee or the Buyer Expenses, or Buyer is required to pay the Buyer Termination Fee or the Company Expenses, pursuant to a termination of this Agreement, such amount shall be paid into escrow as provided in Section 7.2(f) or Section 7.2(g) as promptly as practicable following such termination, but in no event more than two (2) business days following such termination.

(i)

The Parties acknowledge that the agreements contained in this Section 7.2 are an integral part of the transactions contemplated by this Agreement and constitute liquidated damages and not a penalty, and that, without these agreements, the Parties would not have entered into this Agreement.  If a Party fails to pay a termination fee that it is required to pay under this Section 7.2, and, in order to obtain payment, the Party to whom the fee is owed brings suit which results in a judgment against the defaulting Party, the defaulting Party shall pay the costs and expenses of the Party bringing suit (including attorneys’ fees), together with interest from the date of termination of this Agreement on all of the amounts owed at the prime rate of Bank of America, N.A., in effect from time to time during such period plus two percent (2%).

Section 7.3

Effect of Termination.  In the event of termination of this Agreement by either the Company or Buyer as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Buyer, or the Company, other than Section 7.2, this Section 7.3 and Article VIII and except to the extent that such termination results from a willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 7.4

Amendment.  This Agreement may be amended by the parties in writing by action of their respective Boards of Directors at any time before or after the Company Shareholder Approval is obtained and prior to the Effective Time; provided, however, that, after the Company Shareholder Approval, no such amendment, modification or supplement shall alter the amount or change the form of the consideration to be delivered to the Company's shareholders.

Section 7.5

Extension; Waiver.  At any time prior to the Effective Time, each of the Company and Buyer may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.4, waive compliance with any of the agreements or conditions of the other party contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII
GENERAL PROVISIONS

Section 8.1

Nonsurvival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time.  This Section 8.1 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

Section 8.2

Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

(a)

if to Buyer or Acquisition Sub to:

Inland American Real Estate Trust, Inc.

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention:  Brenda Gujral

Telephone No.:  (630) 218-8000

Facsimile No.:  (630) 218-4900

with a copy to:

Shefsky & Froelich Ltd.

111 East Wacker Drive, Suite 2800

Chicago, Illinois 60601

Attention:  Michael J.  Choate

Telephone No.:  (312) 836-4066

Facsimile No.:  (312) 275-7554

(b)

if to the Company:

Apple Hospitality Five, Inc.

814 East Main Street

Richmond, Virginia 23219

Attn:  Glade M.  Knight

Fax:  (804) 344-8129

with a copy to:

McGuireWoods LLP

901 East Cary Street

One James Center

Richmond, Virginia  23219

Attn:  David W.  Robertson, Esq.

Fax:   (804) 775-1061

All notices shall be deemed given only when actually received.

Section 8.3

Interpretation.  When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 8.4

Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

Section 8.5

Entire Agreement; No Third-Party Beneficiaries.  This Agreement and the other agreements entered into in connection with the transactions contemplated hereby (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article II and Section 5.8, are not intended to confer upon any Person other than the Parties hereto any rights or remedies.

Section 8.6

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

Section 8.7

Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 8.8

Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the Commonwealth of Virginia or in any Virginia state court, this being in addition to any other remedy to which they are entitled under this Agreement.  In addition, each of the parties hereto (a) consents to submit itself (without making such submission exclusive) to the personal jurisdiction of any federal court located in the Commonwealth of Virginia or any Virginia state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

Section 8.9

Incorporation.  The Company Disclosure Letter and all Exhibits attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.  In the event of any inconsistency between the statements in the body of this Agreement and those in the Company Disclosure Letter (other than an exception expressly set forth as such in the disclosure schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

Section 8.10

Non-Recourse; Limitation on Damages.

(a)

None of the officers, directors or shareholders of Buyer or Acquisition Sub shall be personally bound or have any personal liability hereunder.  The Company shall look solely to the assets of Buyer or Acquisition Sub for satisfaction of any liability of Buyer or Acquisition Sub with respect to this Agreement.  The Company will not seek recourse or commence any action against any of the shareholders of Buyer or Acquisition Sub or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of Buyer or Acquisition Sub or seek recourse against any of their personal assets, for the performance or payment of any obligation of Buyer or Acquisition Sub hereunder.  Neither the officers, directors nor shareholders of the Company shall be personally bound or have any personal liability hereunder.  Buyer and Acquisition Sub shall look solely to the assets of the Company for satisfaction of any liability of the Company with respect to this Agreement.  Buyer and Acquisition Sub will not seek recourse or commence any action against any of the shareholders of the Company or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of the Company or seek recourse against any of their personal assets, for the performance or payment of any obligation of the Company hereunder.

(b)

In no event (including for any breach of or inaccuracy in any representation or warranty or for any breach of any covenant or obligation) shall any Person have any liability under this Agreement or otherwise in connection with the transactions contemplated hereby or thereby for special, speculative, incidental, punitive, indirect or consequential damages or for lost profits; provided, however, that any losses paid to a third party shall not be deemed to be special, speculative, incidental, punitive, indirect or consequential damages or lost profits; provided further, that the Parties hereto agree that this Section 8.10(b) is not intended in any way to limit or reduce the Company Termination Fee, the Buyer Termination Fee, the Company Expenses or the Buyer Expenses if such fees or expenses are payable under Section 7.2.

Section 8.11

Expenses.

(a)

Except as otherwise specified in this Agreement or agreed in writing by the Parties, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

(b)

If the Merger and the transactions contemplated by this Agreement are consummated in accordance with this Agreement, all out-of-pocket costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Buyer.  In addition, Buyer is wholly responsible for any and all costs associated with (i) the assumption or prepayment of the Company’s existing debt agreements other than the outstanding balance and all interest accrued thereon under the Line of Credit Agreement, and (ii) Buyer’s diligence review of the Company and the Company Properties.

Section 8.12

Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

ARTICLE IX
CERTAIN DEFINITIONS

Section 9.1

Certain Definitions.  For purposes of this Agreement:

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Applicable Law” shall mean all applicable Legal Requirements and Orders, including, without limitation, all applicable rules and regulations of any self-regulatory organization.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

“Company Balance Sheet” means the balance sheet of the Company at March 31, 2007 included in its Quarterly Report on Form 10-Q for the quarter then ended.

“Company Disclosure Letter” means the letter, dated the date hereof, previously delivered to Buyer by the Company disclosing certain information in connection with this Agreement.

“Company Shareholder” shall mean a holder of any of the Company’s Shares.

“Company Triggering Event” shall mean (i) (x) the failure of the Company’s board of directors to recommend that the Company Shareholders vote to approve this Agreement, (y) the Company’s board of directors having withdrawn, qualified or modified in a manner adverse to Buyer, or publicly proposed to withdraw recommendation of the Company’s board of directors that the Company Shareholders vote to approve this Agreement, or (z) any statement by the Company’s board of directors or by the Company, in any written material filed with the SEC, that the Company’s board of directors does not believe that this Agreement and the Contemplated Transactions are in the best interests of the Company Shareholders; (ii) the failure of the Company to include in the Proxy Statement the recommendation of the Company’s board of directors that the Company Shareholders vote to approve this Agreement or a statement to the effect that the Company’s board of directors has determined and believes that this Agreement and the Contemplated Transactions are in the best interests of the Company Shareholders; (iii) the approval, endorsement or recommendation of the Company’s board of directors of, or the public announcement of its intent to approve, endorse or recommend, any Competing Transaction; (iv) the entry into a Contract (other than a confidentiality agreement entered into in compliance with Section 5.4) by the Company or any Company Subsidiary relating to an Competing Transaction, or the public announcement of its intent to do so; or (v) a tender or exchange offer relating to securities of the Company or any Company Subsidiary shall have been commenced by someone other than Buyer or its Affiliates and the Company shall not have sent to its security holders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that the Company’s board of directors recommends rejection of such tender or exchange offer.

“Confidentiality Agreement” means the letter agreement between Buyer and the Company dated as of June 19, 2007.

“Contemplated Transactions” shall mean transactions contemplated by this Agreement.

“Contract” shall mean any agreement, contract, note, loan, evidence of indebtedness, purchase order, letter of credit, indenture, security or pledge agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, instrument, obligation or commitment (whether written or oral and whether express or implied).

“Governmental Body” shall mean any governmental body, whether federal, state, local, municipal, foreign, or other government, or governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal, and any self-regulatory organization).

“Intellectual Property” means all U.S., state and foreign (i) patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and other source identifiers, and registrations and applications for registration thereof, (iii) copyrightable works, copyrights, and registrations and applications for registration thereof and (iv) trade secrets under Applicable Law, including confidential and proprietary information and know-how.

“Knowledge” where used herein with respect to (i) the Company shall mean the actual knowledge of any of the Persons named in Schedule 9.1(a) to the Company Disclosure Letter and (ii) Buyer shall mean the actual knowledge of any of the Persons named in Schedule A hereto.  “Knowledge” shall not include the “constructive” or deemed knowledge of any such Persons, or the existence of facts or circumstances which might constitute “reason to know” by such Person or which might lead to the conclusion that such Person “should have known” unless, in any such case, such Person has actual knowledge of, or has otherwise received written notice of, the matter in question.

“Legal Requirement” shall mean any legal requirement (including any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty, or any rule or regulation) of any Governmental Body.

“Line of Credit Agreement” means that certain Loan Agreement made as of the 17th of January, 2006, by and between the Company and Wachovia Bank, National Association, a national banking association.

“Order” shall mean any award, decision, injunction, judgment or order, by any agency or other Governmental Body or by any arbitrator.

“Ordinary Course of Business” shall mean, with respect to an action, that such action is consistent with the past practices of the Person taking such  action and is taken in the ordinary course of the normal operations of such Person.

“Outside Date” means October 31, 2007; provided, however, that the Outside Date shall be extended by the number of days after September 1, 2007 until the date the Proxy Statement is “cleared” by the SEC.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

“Shares” means the issued and outstanding Units plus the issued and outstanding Series B Convertible Shares on an as-converted basis.

“Stock Incentive Plans” means those stock incentive or option plans of the Company as listed on Schedule 9.1(b).

“Taxing Authority” means a Governmental Entity responsible for the imposition, administration or collection of any Tax.

Section 9.2

Other Defined Terms.  For purposes of this Agreement, the following terms have the respective meanings set forth in the section referenced opposite such term:

Defined Term

Section

Acquisition Sub

Heading

Agreement

Heading

Articles of Merger

Section 1.3

Buyer

Heading

Buyer Expenses

Section 7.2(a)

Buyer Termination Fee

Section 7.2(b)

Closing Date

Section 1.2

Code

Section 2.2(f)

Commitment

Section 4.2(f)

Common Shares

Section 3.1(c)

Company

Heading

Company Expenses

Section 7.2(b)

Company Financial Statement Date

Section 3.1(f)

Company Material Adverse Effect

Section 3.1(a)

Company Options

Section 3.1(c)

Company Properties

Section 3.1(n)

Company SEC Documents

Section 3.1(e)

Company Shareholder Approval

Section 3.1(d)

Company Shareholders Meeting

Section 3.1(d)

Company Subsidiary

Section 3.1(a)

Company Termination Fee

Section 7.2(a)

Competing Transaction

Section 5.4(a)

DGCL

Section 1.1

Dissenting Shares

Section 2.2(g)

Effective Date

Section 1.3

Effective Time

Section 1.3

Encumbrances

Section 3.1(n)

Environmental Laws

Section 3.1(m)

Exchange Act

Section 3.1(d)

Franchise Agreements

Section 3.1(n)

GAAP

Section 3.1(e)

Governmental Entity

Section 3.1(d)

Hazardous Substance

Section 3.1(m)

Insurance Amount

Section 5.8(b)

Laws

Section 3.1(d)

Liens

Section 3.1(b)

Management Agreement Documents

Section 3.1(n)

Material Contracts

Section 3.1(l)

Merger

Section 1.1

Merger Consideration

Section 2.1(a)

Other Preferred Shares

Section 3.1(c)

Owned Hotels

Section 3.1(n)

Parties

Heading

Party

Heading

Paying Agent

Section 2.2(a)

Permits

Section 3.1(k)

Plan of Merger

Section 1.1

Proxy Statement

Section 3.1(d)

Qualifying Income

Section 7.2(f)

REIT

Section 3.1(h)

SEC

Section 3.1(d)

Securities Act

Section 3.1(e)

Series A Preferred Shares

Section 3.1(c)

Series B Convertible Shares

Section 3.1(c)

Surviving Corporation

Recitals

Surviving Corporation Fund

Section 2.2(b)

Superior Competing Transaction

Section 5.4

Takeover Statute

Section 5.3(a)

Tax Protection Agreement

Section 3.1(h)

Tax Return

Section 3.1(h)

Taxes

Section 3.1(h)

Transfer and Gains Taxes

Section 5.6

Units

Section 3.1(c)

Voting Agreement

Recitals

VSCA

Section 1.1

Wachovia

Section 3.1(j)

IN WITNESS WHEREOF, Buyer, Acquisition Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Apple Hospitality Five, Inc.

By:	/s/ David S. McKenney
Name:	David S. McKenney
Title:	President Capital Markets

Inland American Real Estate Trust, Inc.

By:	/s/ Lori Foust
Name:	Lori Foust
Title:	Treasurer

Inland American Orchard Hotels, Inc.

By:	/s/ Lori Foust
Name:	Lori Foust
Title: